(m)(4)(i)

AMENDED SCHEDULE A

THIRD AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

OF

VOYA PARTNERS, INC.

ADVISER CLASS SHARES

Portfolios

Voya Global Bond Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® Invesco Global Portfolio

VY® JPMorgan Mid Cap Value Portfolio

Portfolios (continued)

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio VY® T. Rowe Price Growth Equity Portfolio

Last Amended: October 7, 2021

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